                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   FORM 8-K/A
                                (AMENDMENT NO. 1)
                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

      Date of Report (Date of earliest event reported): September 8, 2000

                            internet.com Corporation
  -----------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)

      Delaware                      000-26393                  06-1542480
------------------------------------------------------------------------------
(State or other jurisdiction    (Commission File No.)       (I.R.S. Employer
  of incorporation)                                         Identification No.)

23 Old Kings Highway South
Darien, Connecticut                                                 06820
------------------------------------------------------------------------------
(Address of principal                                             (Zip Code)
  executive offices)

Registrant's telephone number, including area code:   (203) 662-2800

                                       N/A
 ------------------------------------------------------------------------------
         (Former name or former address, if changed since last report.)

ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS.

      On September 8, 2000, the Registrant consummated the acquisition of all of the assets of ClickZ, Inc., a Massachusetts corporation ("ClickZ"), pursuant to an Asset Purchase Agreement, dated September 8, 2000, by and among the Registrant, ClickZ, Andrew R. Bourland and Ann M. Handley.

      This transaction was initially reported by the Registrant in a Current Report on Form 8-K filed on September 11, 2000. This Amendment is being filed to amend Items 7(a) and 7(b) of such report in their entirety.


ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

      (a) FINANCIAL STATEMENTS OF BUSINESS ACQUIRED:

            The financial statements of ClickZ, Inc. and the report of Arthur Andersen LLP, internet.com Corporation's independent public accountants, relating to such financial statements are attached hereto.

      (b) PRO FORMA FINANCIAL INFORMATION:

            The unaudited pro forma condensed consolidating financial statements of internet.com Corporation attached hereto are not necessarily indicative of the results that actually would have been attained if the acquisition had been in effect on the dates indicated or which may be attained in the future. Such statements should be read in conjunction with the historical statements of internet.com Corporation and ClickZ, Inc.

      (c) EXHIBITS:

            2.1 Asset Purchase Agreement, dated September 8, 2000, by and among internet.com Corporation, ClickZ, Inc., Andrew R. Bourland and Ann M. Handley*

            99.1 Press release, dated September 11, 2000, of internet.com Corporation*

         --------------------
         *  Previously filed.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS




To the Board of Directors of ClickZ, Inc:

    We have audited the accompanying balance sheet of ClickZ, Inc. (a Massachusetts Corporation) as of December 31, 1999, and the related statements of operations, changes in stockholders' equity and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

    We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

    In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of ClickZ, Inc. as of December 31, 1999, and the results of its operations and its cash flows for the year then ended, in conformity with generally accepted accounting principles.


                               ARTHUR ANDERSEN LLP







Stamford, Connecticut
November 13, 2000

                                  CLICKZ, INC.

                                 BALANCE SHEETS

                       DECEMBER 31, 1999 AND JUNE 30, 2000


                                                       DECEMBER 31,      JUNE 30,
                        ASSETS                             1999           2000
                                                       ------------    ------------
                                                                       (UNAUDITED)
Current assets:
  Cash and cash equivalents                               $76,131       $119,612
  Accounts receivable, net of allowances of $23,000
    and $43,000, respectively                             589,094        437,587
  Prepaid expenses and other                               30,725         91,072
                                                         --------      ---------
            Total current assets                          695,950        648,271

Property and equipment, net                                55,164        112,970
                                                         --------      ---------
           Total assets                                  $751,114      $ 761,241
                                                         ========      =========

         LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
  Accounts payable                                        $15,497       $254,160
  Accrued expenses and other                                    -         53,516
  Deferred revenues                                             -         98,794
                                                         --------      ---------
           Total current liabilities                       15,497        406,470

Commitments and contingencies                                   -              -

Stockholders' equity:
  Common stock                                                100            100
  Retained earnings                                       735,517        354,671
                                                         --------      ---------
           Total stockholders' equity                     735,617        354,771
                                                         --------      ---------
           Total liabilities and stockholders' equity    $751,114       $761,241
                                                         ========      =========


                       See notes to financial statements.

                                  CLICKZ, INC.

                            STATEMENTS OF OPERATIONS

                    FOR THE YEAR ENDED DECEMBER 31, 1999 AND
                     FOR THE SIX MONTHS ENDED JUNE 30, 2000



                                                                     SIX MONTHS
                                                                       ENDED
                                                      DECEMBER 31,    JUNE 30,
                                                          1999          2000
                                                     -----------    --------------
                                                                     (UNAUDITED)
Revenues                                               $1,985,048    $2,662,091
Cost of revenues                                          614,494     1,335,822
                                                       ----------    ----------
Gross profit                                            1,370,554     1,326,269
                                                       ----------    ----------

Operating expenses:
  Advertising, promotion and selling                      153,731       449,836
  General and administrative                              408,780       473,978
  Depreciation                                             10,538        18,075
  Amortization                                             23,033             -
                                                       ----------    ----------
Total operating expenses                                  596,082       941,889
                                                       ----------    ----------

Operating income                                          774,472       384,380

Other income (expense), net                                 2,752          (694)
                                                       ----------    ----------
Net income                                             $  777,224    $  383,686
                                                       ==========    ==========



                       See notes to financial statements.

                                  CLICKZ, INC.

                  STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY

                    FOR THE YEAR ENDED DECEMBER 31, 1999 AND
                     FOR THE SIX MONTHS ENDED JUNE 30, 2000


                                                        COMMON STOCK                         TOTAL
                                                     -------------------     RETAINED     STOCKHOLDERS'
                                                      SHARES     AMOUNT      EARNINGS        EQUITY
                                                     --------   --------    ----------   -------------
Balance at December 31, 1998                             100     $   100     $  15,528    $     15,628
  Net income                                               -           -       777,224         777,224
  Distributions to stockholders                            -           -       (57,235)        (57,235)
                                                     -------     -------     ---------    ------------

Balance at December 31, 1999                             100         100       735,517         735,617
  Net income (unaudited)                                   -           -       383,686         383,686
  Distributions to stockholders (unaudited)                -           -      (764,532)       (764,532)
                                                     -------     -------     ---------    ------------

Balance at June 30, 2000
  (unaudited)                                            100     $   100     $ 354,671    $    354,771
                                                     =======     =======     =========    ============

                       See notes to financial statements.

                                  CLICKZ, INC.

                            STATEMENTS OF CASH FLOWS

                    FOR THE YEAR ENDED DECEMBER 31, 1999 AND
                     FOR THE SIX MONTHS ENDED JUNE 30, 2000

                                                                     SIX MONTHS
                                                                       ENDED
                                                      DECEMBER 31,    JUNE 30,
                                                          1999          2000
                                                     -----------    --------------
                                                                     (UNAUDITED)
Cash flows from operating activities:
  Net income                                             $777,224    $  383,686
  Adjustments to reconcile net income to net cash
   provided by operating activities:
     Depreciation and amortization                         33,571        18,075
     Provision for losses on accounts receivable           23,000        20,000
  Changes in current assets and liabilities -
     Accounts receivable                                 (573,577)      131,507
     Prepaid expenses and other                           (29,233)      (60,347)
     Accounts payable and accrued expenses                (28,122)      292,178
     Deferred revenues                                         -         98,794
                                                       ----------    ----------
      Net cash provided by operating activities           202,863       883,893
                                                       ----------    ----------

Cash flows from investing activities:
  Additions to property and equipment                     (58,717)      (75,880)
                                                       ----------    ----------
      Net cash used in investing activities               (58,717)      (75,880)
                                                       ----------    ----------

Cash flows from financing activities:
  Distributions to stockholders                           (57,235)     (764,532)
  Repayment of loan from stockholder                      (28,028)            -
                                                       ----------    ----------
      Net cash used in financing activities               (85,263)     (764,532)
                                                       ----------    ----------

Net change in cash and cash equivalents                    58,883        43,481
Cash and cash equivalents, beginning of period             17,248        76,131
                                                       ----------    ----------

Cash and cash equivalents, end of period                  $76,131      $119,612
                                                       ==========    ==========


                       See notes to financial statements.

                                  CLICKZ, INC.

                          NOTES TO FINANCIAL STATEMENTS

                    FOR THE YEAR ENDED DECEMBER 31, 1999 AND
               FOR THE SIX MONTHS ENDED JUNE 30, 2000 (UNAUDITED)



1.  THE COMPANY

    ClickZ, Inc. ("ClickZ") operates a network of Web sites and related Internet media properties that offer commentary from industry insiders as well as original case studies and insight on affiliate marketing, B2B ("business to business") marketing, brand marketing, digital living, e-business reports, e-commerce commentary, e-mail marketing and e-mail marketing case studies, e-marketing statistics and strategies, media buying, planning and selling, search engine optimization and small business advice. ClickZ's target audience comprises media buyers and planners, Web and e-mail advertising firms, list vendors and agencies, ad and commerce based publishers, and Web developers. In addition to its network of Web sites and related Internet media properties, ClickZ produces conferences that focus on online marketing and advertising.

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

    REVENUE RECOGNITION. ClickZ generates its revenues from two primary sources: advertising revenues and conferences.

          ADVERTISING REVENUES. Advertising revenue is recognized ratably in the period the advertising is displayed, provided that no significant company obligations remain and collection of the resulting receivable is probable. Company obligations typically include guarantees of a minimum number of advertising impressions, or times that an advertisement is viewed by users of ClickZ's Web sites.

          CLICKZ CONFERENCES. ClickZ conferences generate revenues from attendee registrations, as well as from advertiser and vendor sponsorships. Proceeds from the sale of attendee registrations and advertiser and vendor sponsorships are deferred and recognized as revenue at the time the conferences are held.

    USE OF ESTIMATES IN THE FINANCIAL STATEMENTS. The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

    CONCENTRATION OF CREDIT RISK. Financial instruments that potentially subject ClickZ to a significant concentration of credit risk consist primarily of cash and accounts receivable. ClickZ deposits the majority of its cash with a single financial institution. ClickZ's accounts receivable as of December 31, 1999 and June 30, 2000 are primarily from Internet-related businesses.

    CASH AND CASH EQUIVALENTS. ClickZ considers all highly liquid investments purchased with original maturities of three months or less to be cash equivalents. At December 31, 1999 and June 30, 2000, ClickZ had no investments with maturities greater than three months.

    PROPERTY AND EQUIPMENT. Depreciation of computer equipment and software is provided using the straight-line method over estimated useful lives ranging from three to five years. Depreciation of furniture, fixtures and equipment is provided using the straight-line method over estimated useful lives ranging from five to ten years.

    Maintenance and repair expenditures are charged to appropriate expense accounts in the period incurred; replacements, renewals and betterments are capitalized. Upon the sale or other disposition of property, the cost and accumulated depreciation of such properties are eliminated from the accounts and the gains or losses thereon are reflected in operations.

    IMPAIRMENT OF LONG-LIVED ASSETS. Long-lived assets and certain identifiable intangibles are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. An impairment loss is recognized when the sum of undiscounted expected future cash flows is less than the carrying amount of such assets. The measurement for such impairment loss is based on the fair value of the assets.

    ADVERTISING EXPENSE.  ClickZ expenses advertising costs as incurred.

    WEB SITE DEVELOPMENT COSTS. Web site development costs include expenses incurred by ClickZ to develop, enhance, manage, monitor and operate its Web sites. Web site development costs are expensed as incurred.

    INCOME TAXES. ClickZ files federal and state income tax returns using the cash basis of accounting. ClickZ has elected "S" Corporation status for federal and state income tax reporting purposes. Accordingly, no federal or state income taxes are provided for in the financial statements; federal and state taxable income reported by ClickZ is included in the personal tax returns of the stockholders.

    RECENT ACCOUNTING PRONOUNCEMENTS. In June 1998, the Financial Accounting Standards Board issued SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities", subsequently amended by SFAS No. 137, to be effective for all fiscal quarters of fiscal years beginning after June 15, 2000. SFAS No. 133 requires that all derivative financial instruments, such as interest rate swap contracts and foreign exchange contracts, be recognized in the financial statements and measured at fair value regardless of the purpose or intent for holding them. Changes in the fair value of derivative financial instruments are either recognized periodically in income or stockholders' equity, depending on whether the derivative is being used to hedge changes in fair value or cash flows. The adoption of SFAS No. 133 is not expected to have a material effect on ClickZ's financial statements.

    In March 2000, the Emerging Issues Task Force reached a consensus on Issue No. 00-2, "Accounting for Web Site Development Costs," ("EITF Issue No. 00-2") to be applicable to all Web site development costs incurred for the quarter beginning after June 30, 2000. The consensus states that for specific Web site development costs, the accounting for such costs should be based generally on a model consistent with AICPA Statement of Position 98-1, "Accounting for the Costs of Computer Software Developed or Obtained for Internal Use,"
("SOP 98-1"). Accordingly, certain Web site development costs which are presently being expensed as incurred, will be capitalized and amortized. The adoption of EITF Issue No. 00-2 is not expected to have a material effect on ClickZ's financial statements.

3.  PROPERTY AND EQUIPMENT

    Property and equipment consisted of the following:

                                                  DECEMBER 31,     JUNE 30,
                                                      1999          2000
                                                  -----------    ----------
                                                                (UNAUDITED)
      Computer equipment and software            $    30,308    $   106,188
      Furniture, fixtures and equipment               39,861         39,861
                                                 -----------    -----------
                                                      70,169        146,049
      Less: Accumulated depreciation                 (15,005)       (33,079)
                                                 -----------    -----------
      Property and equipment, net                $   $55,164    $   112,970
                                                 ===========    ===========

4.  COMMITMENTS AND CONTINGENCIES

    ClickZ has entered into operating leases for each of its office facilities.

    Future annual minimum lease payments under all operating leases are as follows:

      YEAR ENDING DECEMBER 31,
      ------------------------
      2000                                        $ 37,812
      2001                                          77,649
      2002                                          57,102
      2003                                          55,050
      2004                                          41,288
      Thereafter                                         -
                                                  --------
                                                  $268,901
                                                  ========


5.  SUBSEQUENT EVENT

    On September 8, 2000, ClickZ entered into an asset purchase agreement with internet.com Corporation. The consideration received in the acquisition consisted of cash in the amount of $10.0 million and 211,382 shares of internet.com's restricted common stock. An additional payment, based on future performance measures, will be made at the end of the earnout period, consisting of 50% cash and 50% restricted shares of internet.com's common stock.

                            INTERNET.COM CORPORATION

    UNAUDITED PRO FORMA CONDENSED CONSOLIDATING BALANCE SHEET (IN THOUSANDS)

                                  JUNE 30, 2000

                                                                              INTERNET.COM
                                               INTERNET.COM    PRO FORMA      CORPORATION
                                               CORPORATION    ADJUSTMENTS      PRO FORMA
                                               ------------   -----------     ------------
                    ASSETS
   Current assets:
        Cash and cash equivalents              $   85,878      $  (10,000)(1) $    75,878
        Accounts receivable, net                   10,529               -          10,529
        Prepaid expenses and other                  1,107               -           1,107
                                               ----------      ----------     -----------
                     Total current assets          97,514         (10,000)         87,514

   Property and equipment, net                      4,752               -           4,752
   Intangible assets, net                          52,394          15,773 (2)      68,167
   Investments and other assets                     5,251               -           5,251
                                               ----------      ----------     -----------
           Total assets                        $  159,911      $    5,773     $   165,684
                                               ==========      ==========     ===========

   LIABILITIES AND STOCKHOLDERS' EQUITY

     Current liabilities:
        Accounts payable                       $    2,634      $        -     $     2,634
        Accrued expenses and other                  6,744               -           6,744
        Accrued Web site acquisition payments       4,539               -           4,539
                                               ----------      ----------     -----------
           Total current liabilities               13,917               -          13,917

     Accrued Web site acquisition payments            240               -             240
                                               ----------      ----------     -----------
           Total liabilities                       14,157               -          14,157

           Total stockholders' equity             145,754           5,773 (3)     151,527
                                               ----------      ----------     -----------
           Total liabilities and
               stockholders' equity            $  159,911      $    5,773     $   165,684
                                               ==========      ==========     ===========


           See notes to the unaudited pro forma financial statements.

                            INTERNET.COM CORPORATION

NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATING BALANCE SHEET
(IN THOUSANDS)

                                  JUNE 30, 2000



The unaudited pro forma condensed consolidating balance sheet gives effect to the following unaudited pro forma adjustments:

1. Adjustment reflects the amount of cash paid for the purchase of certain assets of ClickZ, Inc.

2. Adjustments reflects management's preliminary allocation of the purchase price for the assets of ClickZ, Inc. of $15,773 consisting of $10,000 in cash and $5,773 in internet.com Corporation common stock, in accordance with the purchase method of accounting.

3. Adjustment reflects the fair value of common stock paid for the purchase of certain assets of ClickZ, Inc.

                            INTERNET.COM CORPORATION
      UNAUDITED PRO FORMA CONDENSED CONSOLIDATING STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 1999
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)


                                                                                         INTERNET.COM
                                            CLICKZ,    INTERNET.COM      PRO FORMA       CORPORATION
                                             INC.      CORPORATION(3)   ADJUSTMENTS       PRO FORMA
                                           ---------   ------------     ------------     ------------
Revenues                                   $   1,985   $     16,085     $          -    $     18,070
Cost of revenues                                 614          8,366                -           8,980
                                           ---------   ------------     ------------    ------------

Gross profit                                   1,371          7,719                -           9,090
                                           ---------   ------------     ------------    ------------

Operating expenses:
     Advertising, promotion and selling          154          7,545               -            7,699
     General and administrative                  409          4,434               -            4,843
     Depreciation                                 11            673               -              684
     Amortization                                 23          9,796           5,258(1)        15,077
     Non-cash compensation charge                  -          7,975               -            7,975
                                           ---------   ------------     ------------    ------------
Total operating expenses                         597         30,423           5,258           36,278
                                           ---------   ------------     ------------    ------------

Operating income (loss)                          774        (22,704)         (5,258)         (27,188)

Other income (expense), net                        3            688            (512)(2)          179
                                           ---------   ------------     ------------    ------------

Income (loss) before income taxes                777        (22,016)         (5,770)         (27,009)
Provision for income taxes                         -              -               -                -
                                           ---------   ------------     ------------    ------------
Net income (loss)                          $     777   $    (22,016)    $    (5,770)    $    (27,009)
                                           =========   ============     ============    ============

Basic and diluted net loss per
  share                                                $      (1.08)                    $      (1.31)
                                                       ============                     ============
Weighted average number common
  shares outstanding                                         20,335                           20,546
                                                       ============                     ============



           See notes to the unaudited pro forma financial statements.

(3) Represents the combined financial data of predecessor business and internet.com

                            INTERNET.COM CORPORATION

      UNAUDITED PRO FORMA CONDENSED CONSOLIDATING STATEMENT OF OPERATIONS

                     FOR THE SIX MONTHS ENDED JUNE 30, 2000
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)


                                                                                            INTERNET.COM
                                            CLICKZ,     INTERNET.COM      PRO FORMA          CORPORATION
                                             INC.       CORPORATION(3)   ADJUSTMENTS          PRO FORMA
                                           ---------    ------------     ------------       ------------
Revenues                                   $   2,662    $     21,806     $          -       $      24,468
Cost of revenues                               1,336           9,724                -              11,060
                                          ----------    ------------     ------------       -------------

Gross profit                                   1,326          12,082                -              13,408
                                          ----------    ------------     ------------       -------------

Operating expenses:
     Advertising, promotion and selling          450           8,580                -               9,030
     General and administrative                  474           4,139                -               4,613
     Depreciation                                 18             869                -                 887
     Amortization                                  -           9,670            2,629 (1)          12,299
                                          ----------    ------------     ------------       -------------
Total operating expenses                         942          23,258            2,629              26,829
                                          ----------    ------------     ------------       -------------

Operating (income) loss                          384         (11,176)          (2,629)            (13,421)

Other income (expense), net                       (1)          2,591             (253)(2)           2,337
                                          ----------    ------------     ------------       -------------

Income (loss) before income taxes                383          (8,585)          (2,882)            (11,084)
Provision for income taxes                         -              99                -                  99
                                          ----------    ------------     ------------       -------------
Net income (loss)                         $      383    $     (8,684)    $     (2,882)      $     (11,183)
                                          ==========    ============     ============       =============

Basic and diluted net loss per share                    $      (0.35)                       $       (0.44)
                                                        ============                        =============
Weighted average number common
  shares outstanding                                          24,789                               25,183
                                                        ============                        =============


            See notes to the unaudited pro forma financial statements.

                            INTERNET.COM CORPORATION

  NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATING STATEMENTS OF OPERATIONS

                                 (IN THOUSANDS)

                    FOR THE YEAR ENDED DECEMBER 31, 1999 AND
                     FOR THE SIX MONTHS ENDED JUNE 30, 2000



The unaudited pro forma condensed consolidating statements of operations give effect to the following unaudited pro forma adjustments:

1. Adjustment reflects the additional amortization of goodwill of $15,773, which is being amortized over three years.

2. Adjustment reflects the reduction in interest income related to the cash expended in the purchase transaction.

                                   SIGNATURES
      Pursuant to the requirements of the Securities and Exchange Act, of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    INTERNET.COM CORPORATION

Date:  November 21, 2000            By: /s/ Christopher S. Cardell
                                       ------------------------------------
                                       Christopher S. Cardell
                                       President